SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

PIMCO Income Opportunity Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRIORITY NOTICE – PLEASE READ AND RESPOND

July 30, 2021

TO SIGNIFICANT INVESTORS IN PIMCO INCOME OPPORTUNITY FUND (“PKO”):

We recently contacted you regarding your investment in the PIMCO Income Opportunity Fund (“PKO” or the “Fund”). Please be advised that, to date, the Fund has not received sufficient votes to pass the proposal as detailed in the proxy materials previously mailed to you for the Special Meeting of Shareholders scheduled for August 6, 2021 (the “Special Meeting”). Without additional support, the Fund’s meeting will fail to reach the minimum voted required to hold the meeting. At this time, we ask that all shareholders exercise their voting rights and promptly vote their proxy.

WHAT DO WE NEED FROM YOU?

As of today, your vote has not been recorded for PKO, which has yet to reach the required participation level to hold the meeting.    As one of the most significant investors, YOUR VOTE IS PARAMOUNT TO THE OUTCOME.

TO AVOID ADDITIONAL MAILINGS PLEASE USE ONE OF THE CONVENIENT VOTE METHODS BELOW:

1.	CONTACT ME DIRECTLY at 212-434-0035. Please have the enclosed proxy card available at the time of the call.

2.

EMAIL ME at PIMCOVote@proxyonline.com.    Simply send me an email instructing me to vote your position. Be sure to include your reference number found below, indicate your vote as FOR, AGAINST OR ABSTAIN and include your full name as noted on your account.

3.

TAKE A PICTURE! Sign and date the enclosed card and indicate your vote direction. Once done, take a picture of the signature side of proxy card and email it to PIMCOVote@proxyonline.com. Be sure to capture the ID number in the lower left corner of the proxy card.

REFERENCE NUMBER: 123456789

As soon as your shares are voted, there will be no more calls or mailings requesting your vote.

The details of the Special Meeting are described in the joint proxy statement/prospectus, which was previously distributed to shareholders and can be found at https://vote.proxyonline.com/PIMCOFunds/docs/PDI_PKO_PROXY.pdf. If you have any questions or want a copy of the proxy statement/prospectus, please call me at (212) 434-0035.

Your time and consideration is greatly appreciated.

Thank you.

Thomas J. Nader

Executive Vice President

Proxy Services

17315_M1_RN